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                                                                     Exhibit 5.1


ANSLOW & JACLIN, LLP                                       RICHARD I. ANSLOW
Counselors at Law                                     Admitted in NJ, NY, DC
                                               E-Mail: Ranslow@anslowlaw.com

                                                             GREGG E. JACLIN
                                                          Admitted in NJ, NY
                                               E.Mail: Gjaclin@anslowlaw.com

                                                           ROSS A. GOLDSTEIN
                                                          Admitted in NJ, NY
                                            E-Mail: Rgoldstein@anslowlaw.com
                                            --------------------------------
                                                  Website: www.anslowlaw.com
                                                  E-Mail: Firm@anslowlaw.com


November 4, 2003

Combined Opinion and Consent
Tech Laboratories, Inc.
955 Belmont Avenue
North Haledon, New Jersey 07508

         Re:     Tech Laboratories, Inc.

Gentlemen:

We have acted as counsel to Tech Laboratories, Inc., a New Jersey corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 as amended (the "Act") of the Company's Registration Statement on Form S-8, filed contemporaneously with the Commission relating to the registration under the Act of 2,000,000 shares (the "Shares") of the Company's Common Stock, $0.01 par value (the "Common Stock").

In rendering this opinion, we have reviewed the Registration Statement on Form S-8, as well as a copy of the Certificate of Incorporation of the Company, as amended, and the By-Laws of the Company. We have also reviewed such statutes and judicial precedents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

Based  on  the   foregoing  and  in  reliance   thereon,   and  subject  to  the
qualifications and limitations set forth herein, we are of the opinion that:

(1) The Company has been duly incorporated and is a validly existing corporation under the laws of the State of New Jersey

(2) The Shares, when issued in connection with the agreements (copies annexed to the Registration Statement), will be legally issued, fully paid and non-assessable.


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This opinion is limited to the General  Corporation Law and the  Constitution of
the State of New Jersey and we express no opinion with respect to the laws of any other jurisdiction. We consent to your filing this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-8. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.

Very truly yours,

ANSLOW & JACLIN, LLP


By: /s/ Gregg Jaclin
    ----------------------------------
    ANSLOW & JACLIN, LLP





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